Exhibit 99.1

YEAR END TAX PLANNING INFORMATION

We would like to take this opportunity at the end of the calendar year to provide you with some tax information related to your ownership in SIRE.

SIRE’s financial statements are prepared in conformity with General Accepted Accounting Principles (GAAP) on a fiscal year basis, with fiscal years ending on September 30.  The tax returns, however, are prepared with tax accounting methods which may be different from GAAP accounting, and for a tax year ending December 31 of each year.  Several items such as depreciation of plant assets and amortization of start-up expenses create timing differences between the financial reports and the income/loss for tax purposes.   In particular, the tax depreciation methods will significantly accelerate depreciation deductions during the early stages of the plant’s operations.  It is expected that these timing differences will result in a tax loss for 2011.

The following are a few reminders regarding 2011 expected tax considerations:

•
Passive Losses – For some of our members, the tax losses will be treated as being from a passive activity.  Generally, losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities.  Passive activity losses not used currently may be carried forward.

•
Iowa Income Tax Credit – SIRE is qualified for Iowa income tax credits under the Iowa High Quality Job Creation Program (HQJCP) and the Iowa New Jobs Program.    This credit is considered to be nonrefundable and can only be used to offset net Iowa income tax.  If not currently used, these credits can be carried forward for 7 years.  For example, non-residents of Iowa who do not have any current Iowa net income tax obligations, can carry the credit forward until SIRE generates net Iowa income.

The information provided in this notice is intended for general information purposes only and is not intended as tax or legal advice.  You should contact your personal legal and tax advisors for advice or assistance regarding the tax consequences of your annual K-1,  preparation of your federal and state returns, and for help with any other questions that you may have relating to your personal tax situation.

The following are our current estimates of tax items for December, which are provided for your planning purposes.   Actual results may vary significantly.  The final tax information will be provided to you under IRS Form K-1 in early February.

2011 Tax Estimate

Ordinary Loss per Unit	664

Iowa Income Tax Credit per unit (available to members who owned units as of 03/01/2009 – last year for this credit)	152

Iowa Income Tax Credit per unit (available to members who owned units as of 11/01/10)	1

If you have questions, please contact:

Karen Kroymann, Controller
Southwest Iowa Renewable Energy, LLC
Karen.Kroymann@sireethanol.com
712.366.0392

The following is the press release regarding our fiscal year end of September 30, 2011:

Council Bluffs, Iowa ----- November 15, 2011 ---- On November 15, 2011, Southwest Iowa Renewable Energy, LLC (“SIRE”) announced its financial results for the fiscal year ended September 30, 2011 (“Fiscal 2011”).  SIRE reported a net loss of $2,707,306 or $206.05 per unit, compared to a net loss of $8,951,362 or $681.28 per unit for the fiscal year ended September 30, 2010 (“Fiscal 2010”).   The cash flow from operations for Fiscal 2011 was $25,307,440 compared to ($1,797,177) for Fiscal 2010; with the overall cash flow for Fiscal 2011 of $7,574,046 as compared to ($4,022,540) for Fiscal 2010.

Adjusted EBITDA, which is defined as earnings before interest, income taxes, and depreciation and/or amortization, or EBITDA, as adjusted for unrealized hedging losses (gains) was $26,297,767 for Fiscal 2011 and $18,895,097 for Fiscal 2010.  SIRE had $11.01 million in cash and equivalents and $12.25 million available under committed loan agreements (subject to satisfaction of specified lending conditions and covenants) as well as an additional $6.25 million available under uncommitted loan agreements at September 30, 2011.  For reconciliations of Adjusted EBITDA to net income attributable to SIRE, see “Adjusted EBITDA” below.

Brian Cahill, SIRE’s General Manager and CEO, stated, “As we look back on Fiscal 2011, we can recap it best by noting the strong strides we have made in improving our liquidity and in reducing our debt in the midst of extremely volatile commodity prices.  The continuing improvement in the cash flow from operations allowed us to have a net reduction of approximately $14.6 million on our debt during the year ended September 30, 2011.”

About Southwest Iowa Renewable Energy, LLC:

SIRE is an Iowa limited liability company, located in Council Bluffs, Iowa, formed in March, 2005 to construct and operate a 110 million gallon capacity ethanol plant.  SIRE began producing ethanol in February, 2009 and sells its ethanol, modified wet distillers grains with solubles, corn syrup, and corn oil in the continental United States.   SIRE also sells its dried distillers grains with solubles in the continental United States, Mexico and the Pacific Rim.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “1995 Act”).  Such statements are made in good faith by SIRE  and are identified as including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language.  In connection with these safe-harbor provisions, SIRE has identified in its Annual Report on Form 10-K for the fiscal year ended September 30, 2011, important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of SIRE, including, without limitation, the risk and nature of SIRE’s business ,and  the effects of general economic conditions on SIRE.  The forward-looking statements contained in this Press Release are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  SIRE further cautions that such factors are not exhaustive or exclusive.  SIRE does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of SIRE.

Summary Balance Sheets

Southwest Iowa Renewable Energy, LLC Balance Sheets - September 30, 2011 and 2010

	2011	2010
ASSETS

CURRENT ASSETS Cash and cash equivalents	$11,006,590	$3,432,544
Restricted cash	301,361	-
Accounts receivable	224,176	-
Accounts receivable, related party	17,642,245	23,392,670
Due from broker	3,428,450	2,260,015
Inventory	11,198,147	8,013,153
Derivative financial instruments, related party	-	688,039
Prepaid expenses and other	1,107,354	533,513
Total current assets	44,908,323	38,319,934

PROPERTY AND EQUIPMENT
Land	2,064,090	2,064,090
Plant, building, and equipment	203,749,761	199,771,260
Office and other equipment	742,360	720,529
	206,556,211	202,555,879
Accumulated depreciation	(42,293,441)	(28,757,303)
	164,262,770	173,798,576
OTHER ASSETS
Other	-	1,142,388
Financing costs, net of amortization of $1,859,426 and $1,467,677, respectively	1,538,733	1,930,482
Total other assets	1,538,733	3,072,870

TOTAL ASSETS	$210,709,826	$215,191,380

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES Accounts payable Accounts payable, related parties Derivative financial instruments, related party	$2,090,561 5,239,128 2,097,075	$978,388 2,542,055 -
Derivative financial instruments	2,875,075	75,125
Accrued expenses	2,615,092	2,624,916
Accrued expenses, related parties	3,831,583	2,913,206
Current maturities of notes payable	21,236,780	18,058,574
Total current liabilities	39,985,294	27,192,264

NOTES PAYABLE, less current maturities	121,400,805	135,868,087
OTHER	600,010	700,006
	122,000,815	136,568,093
COMMITMENTS

MEMBERS’ EQUITY
Members’ capital, 13,139 units issued & outstanding	76,474,111	76,474,111
Earnings (deficit)	(27,750,394)	(25,043,088)
	48,723,717	51,431,023
	$210,709,826	$215,191,380

Financial Results

	Year Ended September 30, 2011	Year Ended September 30, 2010

Revenues	$333,088,857	$207,833,200
Cost of Goods Sold
Cost of goods sold – non hedging	327,923,835	205,108,935
Realized & unrealized hedging (gains)	(6,325,414)	(2,036,833)
Cost of Goods Sold	321,598,421	203,072,102

Gross Margin	11,490,436	4,761,098

General and administrative expenses	4,357,402	4,540,205
Operating income (loss)	7,133,034	220,893

Other income and (expense):
Interest income	17,835	46,473
Other income	43,531	130,032
Interest expense	(9,901,706)	(9,348,760)
	(9,840,340)	(9,172,255)

Net (loss)	$(2,707,306)	$(8,951,362)

Weighted average units outstanding	13,139	13,139

Net (loss) per unit – basic and diluted	$(206.05)	$(681.28)

Management uses Adjusted EBITDA, a non-GAAP measure, to measure the Company’s financial performance and to internally manage its business.   Management believes that adjusted EBITDA provides useful information to investors as a measure of comparison with peer and other companies.   Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles.  Adjusted EBITDA calculations may vary from company to company.  Accordingly, our computation of Adjusted EBITDA  may not be comparable with a similarly-titled  measure of another company.

The following sets forth the reconciliation of Net Loss to Adjusted EBITDA for the periods indicated:

	Year Ended September 30, 2011	Year Ended September 30, 2010

	Amounts	Amounts

Net income (loss)	$(2,707,306)	$(8,951,362)
Interest Expense	9,883,871	9,302,287
Depreciation	13,536,138	19,157,086
EBITDA	$20,712,703	$19,508,011
Unrealized hedging losses (gains)	5,585,064	(612,914)
Adjusted EBITDA	$26,297,767	$18,895,097

Adjusted EBITDA per unit	$2,001.50	$1,438.09

Statistical Information

Year Ended September 30, 2011	Year Ended September 30, 2010

	Gallons/Tons Sold	% of Revenues	Gallons/Tons Average Price	Gallons/Tons Sold	% of Revenues	Gallons/Tons Average Price

Statistical Revenue Information
Denatured Ethanol	114,506,382	81%	$2.36	110,764,875	84%	$1.58
Dry Distiller’s Grains	305,929	17%	$173	302,223	16%	$103
Corn Oil	5,858	2%	$894	0	0%	$0

Contact:
Karen Kroymann, Controller
Southwest Iowa Renewable Energy, LLC
712.366.0392